EXHIBIT 32.2

                                  CERTIFICATION

Pursuant to 18 U.S.C.sec.1350, the undersigned officer of First BanCorp. (the "Company") hereby certifies, to such officer's knowledge, that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2004                      /s/ Annie Astor-Carbonell
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                                              Annie Astor-Carbonell
                                              Senior Executive Vice President
                                              and Chief Financial Officer